SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 10, 2014

ENPRO INDUSTRIES, INC.

(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5605 Carnegie Boulevard, Suite 500

Charlotte, North Carolina 28209

(Address of principal executive offices, including zip code)

(704) 731-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 10, 2014, EnPro Industries, Inc. (the “Company”) issued a press release announcing the final purchase price of its previously announced cash tender offer (the “Tender Offer”) for any and all of the $74,780,000 aggregate principal amount of its outstanding 3.9375% Convertible Senior Debentures due 2015 (the “Convertible Debentures”), upon the terms and conditions set forth in the Company’s Offer to Purchase, dated August 11, 2014, as amended, and the related Letter of Transmittal. The final purchase price per $1,000 principal amount of the Convertible Debentures is $2,048.96. In addition, holders will receive, in respect of their Convertible Debentures that are accepted for purchase, accrued and unpaid interest on such Convertible Debentures to, but excluding, the payment date of the Tender Offer. All amounts payable pursuant to the Tender Offer will be rounded to the nearest cent. The press release is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 99.1	Press release of EnPro Industries, Inc. dated September 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2014

ENPRO INDUSTRIES, INC.

By:	/s/ Robert S. McLean
Robert S. McLean
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press release of EnPro Industries, Inc. dated September 10, 2014

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